UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 4, 2012, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, acquired from 1800 West Loop Houston LTD an office building containing 400,101 rentable square feet located on approximately 1.9 acres of land in Houston, Texas (the “1800 West Loop Building”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor.
The purchase price of the 1800 West Loop Building was approximately $68.5 million plus closing costs. The Company funded the acquisition of the 1800 West Loop Building with proceeds from its initial public offering, but may later place mortgage debt on the property.
The 1800 West Loop Building was built in 1982, renovated in 2005, and is currently 88% leased to 40 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (excluding rental abatements), for the tenants of the 1800 West Loop Building is approximately $6.7 million. The current weighted-average remaining lease term for the tenants is approximately 4.5 years and the current weighted-average annual rental rate over the remaining lease term is $24.96 per square foot.  Included in the occupancy information is a tenant lease encompassing 41,630 rentable square feet, which expires on December 5, 2012, and a tenant lease encompassing 6,819 rentable square feet, which expires on December 31, 2012. These tenants have notified the Seller that they will not renew their leases.  Excluding these two leases, the 1800 West Loop Building is currently 76% leased to 38 tenants.
Currently, the 1800 West Loop Building has one tenant that individually occupies more than 10% of the total rentable square feet of the property. The tenant is the fourth largest health insurance company in the United States and the largest customer-owned health insurer. This tenant occupies 48,214 rentable square feet, or approximately 12% of the total property rentable square feet. Its lease expires on December 31, 2019, with two five-year extension options. The tenant also has a one-time option to terminate its lease with respect to its entire leased premises effective December 31, 2017, subject to a termination fee. Although the tenant is under the rental abatement period of its lease through December 31, 2012, as of December 1, 2012, the annualized base rent over the remaining lease term was approximately $1.3 million, the remaining lease term was approximately 7.1 years and the average rental rate over the remaining lease term was $26.89 per square foot.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: December 5, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer